                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2001

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                    1-13508                     63-0661573
(State of Incorporation)     (Commission File No.)      (IRS Employer I.D. No.)

Colonial Financial Center, Suite 800
One Commerce Street, Montgomery, Alabama                         36104
(Address of Principal Executive Office)                        (Zip code)

        Registrant's telephone number, including area code: 334-240-5000

Item 9. Regulation FD Disclosure

For more information contact:                                   October 16, 2001
Lisa Free (334) 240-5105
Flake Oakley (334) 240-5061


                          COLONIAL BANCGROUP ANNOUNCES
                               QUARTERLY EARNINGS

 .    Cash earnings per diluted share from continuing operations of $0.29 for the quarter and $0.85 year to date
 .    Income from continuing operations was $30.756 million or $0.28 per diluted share for the quarter
 .    Loan quality remains excellent with an annualized net-charge off ratio of
     0.27% year-to-date and non-performing assets of 0.74%


     MONTGOMERY, AL --- The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder announced today that for the quarter ended September 30, 2001, cash earnings from continuing operations were $0.29 per diluted share compared to $0.27 in 2000, a 7% increase. Income from continuing operations was $30,756,000 or $0.28 per diluted share, an increase of 8% in income and 8% in earnings per share over the third quarter of 2000.

     "Considering the national crisis and difficult economic conditions, this has been an excellent quarter for Colonial. Operating income is in line with our expectations and asset quality remains among the best in the industry," said Mr. Lowder.

     Over the course of 2001, as the economy has slowed, the Company has increased its emphasis on quality credits. This coupled with declining demand has resulted in some slow-down in loan growth within the Company's regional banks. Excluding single-family mortgage loans, regional loan growth was 6.2% on an annualized basis for the third quarter 2001. Single-family mortgage loans declined $133 million from the previous quarter resulting in an overall decrease of $34 million, or 1.4% annualized, in loans for the quarter.

     Net charge-offs for the third quarter were $9.2 million, or 0.38% annualized, of average loans. One borrower whose business has been affected by the slowing economy represents approximately 30% of the total charge-offs for the quarter. For the first nine months of 2001, annualized net charge-offs were relatively low at 0.27% of average loans. Total non-performing assets were $71.7 million at September 30, 2001 or 0.74% of loans and other real estate owned, increasing by 2.1% or $1.5 million from the second quarter. The allowance for loan losses represented 1.15% of loans and 190% of non-performing loans at September 30, 2001. The Company continues to maintain low levels of net charge-offs and non-performing assets comparing favorably to industry averages.

     "As in past recessionary times, Colonial has brought renewed focus both to asset quality measurements and expense control. With respect to asset quality, I am pleased that our conservative underwriting standards has strengthened our balance sheet in difficult times. And, I am equally pleased that our third quarter focus in reducing noninterest expense has resulted in a 5% savings over the second quarter," said Mr. Lowder.

     In 2000, the Company exited the mortgage servicing business. The financial results for this line of business have been separately reported as discontinued operations in all periods presented. As part of that process, during the quarter the Company revised its estimates of the cost to complete the disposition of this business resulting in a $613,000 after-tax expense in the quarter, resulting in net income per diluted share of $.27 for the quarter and $.80 year-to-date.

----------------------------------------------------------------------------------------------------------------------
                                                          Nine Months Ended Sept. 30,    Three Months Ended Sept. 30,
Earnings Summary                                                            % Change                         % Change
(Dollars in thousands, except per share amounts)            2001    2000    00 to 01      2001      2000     00 to 01
----------------------------------------------------------------------------------------------------------------------
Income from continuing operations (net of income taxes)    $89,289  $89,217     0%        $30,756  $28,561       8%
      Income (Loss) from discontinued operations (net of
      income taxes)                                           (613)  (4,699)                 (613)
Net income                                                 $88,676  $84,518               $30,143  $28,561


Earnings per share:

Cash earnings from continuing operations (net of income taxes) (1)

     Basic                                                 $  0.85  $  0.84     1%        $  0.30  $  0.27      11%
     Diluted                                               $  0.85  $  0.83     2%        $  0.29  $  0.27       7%
Income from continuing operations (net of income taxes)
     Basic                                                 $  0.81  $  0.80     1%        $  0.28  $  0.26       8%
     Diluted                                               $  0.80  $  0.80     0%        $  0.28  $  0.26       8%
Net Income

      Basic                                                $  0.80  $  0.76     5%        $  0.27  $  0.26       4%
      Diluted                                              $  0.80  $  0.76     5%        $  0.27  $  0.26       4%

(1) Cash earnings excludes amortization of intangibles.

     On October 11, 2001 the Company completed the previously announced acquisition of 13 Union Planters offices in Alabama and Florida. This transaction along with the previously announced merger with Manufacturer's Bank in Tampa will bring the total assets of the Company to approximately $13 billion. The Company's Bay Area Region in Tampa will have approximately $850 million in assets with 21 branches.

     Colonial BancGroup currently operates 259 offices in Alabama, Florida, Georgia,

Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

-----------------------------------------------------------------------------------------------------------------------
                                                                                 Three Months Ended Sept. 30,
Earnings Summary                                                                                         % Change
(Dollars in thousands, except per share amounts)                                 2001          2000      00 to 01
-----------------------------------------------------------------------------------------------------------------------
Continuing Operations:
        Net interest income (taxable equivalent)                                $102,935       $97,038       6%
        Provision for possible loan losses                                         7,601         8,861     -14%
        Noninterest income                                                        20,416        20,649      -1%
        Noninterest expense                                                       66,852        62,976       6%

Income from continuing operations (net of income taxes)                          $30,756       $28,561       8%
        Income (Loss) from discontinued operations (net of income taxes)            (613)
Net income                                                                       $30,143       $28,561

Earnings per share:
Income from continuing operations (net of income taxes)
     Basic                                                                      $   0.28       $  0.26       8%
     Diluted                                                                    $   0.28       $  0.26       8%
Cash earnings from continuing operations (net of income taxes) (1)
     Basic                                                                      $   0.30       $  0.27      11%
     Diluted                                                                    $   0.29       $  0.27       7%

Selected Ratios:
Income from continuing operations (net of income taxes)
  Average assets                                                                   1.00%         0.99%
  Average shareholders' equity                                                    14.92%        15.92%
Continuing Operations Ratios:
        Efficiency ratio                                                          54.20%        53.52%
        Noninterest income (annualized) to average assets                          0.66%         0.72%
        Noninterest expense (annualized) to average assets                         2.19%         2.20%

Cash Earnings from continuing operations (net of income taxes) (1)
  Average assets                                                                   1.06%         1.04%
  Average shareholders' equity                                                    15.90%        16.63%
Cash Basis Ratios:
        Efficiency ratio                                                          53.14%        52.42%
        Noninterest income (annualized) to average assets                          0.66%         0.72%
        Noninterest expense (annualized) to average assets                         2.12%         2.16%

Consolidated:
        Net interest margin                                                        3.53%         3.65%
        Equity to assets                                                           6.72%         6.31%
        Tier one leverage                                                          6.56%         6.50%
-----------------------------------------------------------------------------------------------------------------------

(1)     Cash earnings excludes amortization of intangibles.

                                                                                  Nine Months Ended Sept. 30,
Earnings Summary                                                                                         % Change
(Dollars in thousands, except per share amounts)                                  2001          2000     00 to 01
--------------------------------------------------------------------------------------------------------------------
Continuing Operations:
        Net interest income (taxable equivalent)                                 $306,332     $295,436      4%
        Provision for loan losses                                                  24,498       21,822     12%
        Noninterest income                                                         62,728       57,606      9%
        Noninterest expense                                                       202,603      188,075      8%

Income from continuing operations (net of income taxes)                          $ 89,289     $ 89,217      0%
        Income (Loss) from discontinued operations (net of income taxes)             (613)      (4,699)
Net income                                                                       $ 88,676     $ 84,518


Earnings per share:

Income from continuing operations (net of income taxes)
     Basic                                                                       $   0.81     $   0.80      1%
     Diluted                                                                     $   0.80     $   0.80      0%
Cash earnings from continuing operations (net of income taxes) (1)
     Basic                                                                       $   0.85     $   0.84      1%
     Diluted                                                                     $   0.85     $   0.83      2%

Selected Ratios:

Income from continuing operations (net of income taxes)
  Average assets                                                                    0.98%        1.06%
  Average shareholders' equity                                                     15.00%       17.03%
Continuing Operations Ratios:
        Efficiency ratio                                                           55.18%       53.27%
        Noninterest income (annualized) to average assets                           0.69%        0.68%
        Noninterest expense (annualized) to average assets                          2.22%        2.23%

Cash Earnings from continuing operations (net of income taxes) (1)
  Average assets                                                                    1.03%        1.10%
  Average shareholders' equity                                                     15.85%       17.76%
Cash Basis Ratios:
        Efficiency ratio                                                           53.72%       52.16%
        Noninterest income (annualized) to average assets                           0.69%        0.68%
        Noninterest expense (annualized) to average assets                          2.16%        2.18%

Consolidated:
        Net interest margin                                                         3.55%        3.79%
        Equity to assets                                                            6.72%        6.31%
        Tier one leverage                                                           6.56%        6.50%
--------------------------------------------------------------------------------------------------------------------

(1)     Cash earnings excludes amortization of intangibles.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       % Change
Statement of Condition Summary                                                Sept. 30,      Dec. 31,     Sept. 30,    Sept. 30,
(Dollars in thousands, except per share amounts)                                 2001          2000         2000       00 to 01
---------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                 $12,489,020   $11,727,637  $11,475,528      9%
Loans                                                                          9,725,389     9,416,770    9,107,393      7%
Total earning assets                                                          11,767,013    10,936,187   10,709,231     10%
Deposits                                                                       8,048,183     8,143,017    8,043,850      0%
Shareholders' equity                                                             839,285       756,852      723,576     16%
Book value per share                                                               $7.58         $6.86        $6.56     16%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                             Sept. 30,      Dec. 31     Sept. 30,
                                                                                2001         2000          2000
---------------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets
Total non-performing assets ratio                                              0.74%         0.54%        0.56%
Allowance as a percent of nonperforming loans                                   190%          256%         234%
Net charge-offs ratio (annualized):
     Quarter to date                                                           0.38%         0.25%        0.29%
     Year to date                                                              0.27%         0.21%        0.21%
---------------------------------------------------------------------------------------------------------------------------------

     More detailed information on Colonial BancGroup's quarterly earnings is available on the company's website at www.colonialbank.com or in the Current
                                      --------------------
Report on Form 8-K filed today with the Securities and Exchange Commission. Copies of the Form 8-K are also available from the contact persons listed above.

     This release and the above referenced Current Report on Form 8-K of which this release forms a part contain "forward-looking statements" within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities; (i) an inability of the company to realize elements of its strategic plans for 2001 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; and (iv) changes which may occur in the regulatory environment. When used in this Report, the words "believes," "estimates,", "plans," "expects," "should," "may," "might," "outlook," and "anticipates," and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------
                                                                                          % Change
                                               September 30, December 31, September 30, September 30,
                                                   2001          2000          2000     2000 to 2001
-----------------------------------------------------------------------------------------------------
Statement of Condition Summary
Total assets.................................. $ 12,489,020  $ 11,727,637  $ 11,475,528      9%
Loans.........................................    9,725,389     9,416,770     9,107,393      7%
Total earning assets..........................   11,767,013    10,936,187    10,709,231     10%
Deposits......................................    8,048,183     8,143,017     8,043,850      0%
Shareholders' equity..........................      839,285       756,852       723,576     16%
Book value per share.......................... $       7.58  $       6.86  $       6.56     16%

-----------------------------------------------------------------------------------------------------

                                                             Nine Months Ended                             Three Months Ended
                                                               September 30,                                  September 30,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   % Change                              % Change
                                                   2001           2000           2000 to 2001           2001     2000   2000 to 2001
------------------------------------------------------------------------------------------------------------------------------------
Earnings Summary
Continuing Operations:
      Net interest income (taxable
       equivalent)............................ $    306,332  $    295,436             4%             $ 102,935 $ 97,038        6%
      Provision for loan losses ..............       24,498        21,822            12%                 7,601    8,861      -14%
      Noninterest income......................       62,728        57,606             9%                20,416   20,649       -1%
      Noninterest expense.....................      202,603       188,075             8%                66,852   62,976        6%
Income from continuing operations (net of
       income taxes)                           $     89,289  $     89,217             0%             $  30,756 $ 28,561        8%
      Loss from discontinued operations and
       loss on disposal (net of income taxes)          (613)       (4,699)                                (613)       -
Net income.................................... $     88,676  $     84,518                            $  30,143 $ 28,561

Average shares outstanding....................      110,643       110,917                              110,738  110,260
Average diluted shares outstanding............      111,653       111,650                              111,858  110,965

Earnings per share:
Income from continuing operations (net of
       income taxes)
     Basic.................................... $       0.81  $       0.80             1%             $    0.28 $   0.26        8%
     Diluted.................................. $       0.80  $       0.80             0%             $    0.28 $   0.26        8%
Cash earnings from continuing operations (net
       of income taxes) (1)
     Basic.................................... $       0.85  $       0.84             1%             $    0.30 $   0.27       11%
     Diluted.................................. $       0.85  $       0.83             2%             $    0.29 $   0.27        7%

Selected Ratios:
Income from continuing operations (net of
       income taxes)
  Average assets .............................         0.98%         1.06%                                1.00%    0.99%
  Average shareholders' equity................        15.00%        17.03%                               14.92%   15.92%
Continuing Operations Ratios:
      Efficiency ratio........................        55.18%        53.27%                               54.20%   53.52%
      Noninterest income (annualized) to
       average assets.........................         0.69%         0.68%                                0.66%    0.72%
      Noninterest expense (annualized) to
       average assets.........................         2.22%         2.23%                                2.19%    2.20%

Cash Earnings from continuing operations (net
       of income taxes) (1)
  Average assets .............................         1.03%         1.10%                                1.06%    1.04%
  Average shareholders' equity................        15.85%        17.76%                               15.90%   16.63%
Cash Basis Ratios:
      Efficiency ratio........................        53.72%        52.16%                               53.14%   52.42%
      Noninterest income (annualized) to
       average assets.........................         0.69%         0.68%                                0.66%    0.72%
      Noninterest expense (annualized) to
       average assets.........................         2.16%         2.18%                                2.12%    2.16%

Consolidated:
      Net interest margin.....................         3.55%         3.79%                                3.53%    3.65%
      Equity to assets........................         6.72%         6.31%
      Tier one leverage.......................         6.56%         6.50%

------------------------------------------------------------------------------------------------------------------------------------
(1)   Cash earnings excludes amortization of intangibles.

                                               September 30,   December 31,      September 30,
                                                   2001            2000              2000
-------------------------------------------------------------  --------------------------------
Nonperforming Assets

Total non-performing assets ratio.............   0.74%           0.54%             0.56%
Allowance as a percent of nonperforming loans.    190%            256%              234%
Net charge-offs ratio (annualized):
     Quarter to date..........................   0.38%           0.25%             0.29%
     Year to date.............................   0.27%           0.21%             0.21%

-------------------------------------------------------------  --------------------------------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

----------------------------------------------------------------------------------------------------------------------------

                                                                                    Nine Months Ended  Three Months Ended
                                                                                      September 30,       September 30,

----------------------------------------------------------------------------------------------------------------------------

                                                                                      2001     2000         2001     2000

----------------------------------------------------------------------------------------------------------------------------
Interest Income:
Interest and fees on loans......................................................    $599,849  $579,127     $188,058  202,489
Interest on investments.........................................................      75,815    81,234       27,060   27,227
Other interest income...........................................................       1,809     1,967          374      712
----------------------------------------------------------------------------------------------------------------------------
Total interest income...........................................................     677,473   662,328      215,492  230,428
----------------------------------------------------------------------------------------------------------------------------
Interest Expense:
Interest on deposits............................................................     254,281   256,576       75,647   92,718
Interest on short-term borrowings...............................................      55,455    68,375       12,987   26,870
Interest on long-term debt......................................................      63,850    44,564       24,764   14,674
----------------------------------------------------------------------------------------------------------------------------
Total interest expense..........................................................     373,586   369,515      113,398  134,262
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income.............................................................     303,887   292,813      102,094   96,166
Provision for loan lossess .....................................................      24,498    21,822        7,601    8,861
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Possible Loan Losses....................     279,389   270,991       94,493   87,305
----------------------------------------------------------------------------------------------------------------------------
Noninterest Income:
Service charges on deposit accounts.............................................      30,254    28,354       10,493    9,676
Wealth Management...............................................................       6,499     6,842        1,975    1,900
Electronic Banking..............................................................       4,783     4,086        1,636    1,393
Mortgage Origination............................................................       5,414     4,516        1,896    2,106
Securities gains(losses), net...................................................       1,899       (40)           -       21
Other income....................................................................      13,879    13,848        4,416    5,553
----------------------------------------------------------------------------------------------------------------------------
Total noninterest income.......................................................       62,728    57,606       20,416   20,649
----------------------------------------------------------------------------------------------------------------------------
Noninterest Expense:
Salaries and employee benefits..................................................     103,313    94,509       34,264   32,158
Occupancy expense of bank premises, net.........................................      25,257    22,479        8,578    7,788
Furniture and equipment expenses................................................      21,497    21,521        7,142    7,277
Amortization of intangibles.....................................................       5,363     3,898        2,093    1,297
Other expense...................................................................      47,173    45,668       14,775   14,456
----------------------------------------------------------------------------------------------------------------------------
Total noninterest expense.......................................................     202,603   188,075       66,852   62,976
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes...........................     139,514   140,522       48,057   44,978
Applicable income taxes.........................................................      50,225    51,305       17,301   16,417
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations...............................................      89,289    89,217       30,756   28,561
Discontinued Operations:
   Net loss from discontinued operations and loss on disposal, net of income taxes of $(371), $(2,844), $(371) and $0 for the nine months ended September 30, 2001 and 2000 and for the three
     months ended September 30, 2001 and 2000...................................        (613)   (4,699)        (613)       -
----------------------------------------------------------------------------------------------------------------------------
Net Income......................................................................    $ 88,676  $ 84,518     $ 30,143  $28,561
----------------------------------------------------------------------------------------------------------------------------

Earnings per share:
  Income from continuing operations:
     Basic......................................................................    $   0.81  $   0.80     $   0.28  $  0.26
     Diluted....................................................................    $   0.80  $   0.80     $   0.28  $  0.26
  Net Income
     Basic .....................................................................    $   0.80  $   0.76     $   0.27  $  0.26
     Diluted....................................................................    $   0.80  $   0.76     $   0.27  $  0.26

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollars in thousands, except per share amounts)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          September 30,  December 31,  September 30,
                                                                                              2001          2000           2000

------------------------------------------------------------------------------------------------------------------------------------
Assets:

Cash and due from banks............................................................      $    265,420   $    348,891   $    280,628
Interest-bearing deposits in banks and federal funds sold..........................            96,799         15,855         61,122
Securities available for sale......................................................         1,888,081      1,449,386      1,482,962
Investment securities..............................................................            32,076         44,310         47,814
Mortgage loans held for sale.......................................................            24,668          9,866          9,940
Loans..............................................................................         9,725,389      9,416,770      9,107,393
Less:
 Allowance for loan losses ........................................................          (112,074)      (107,165)      (103,861)

------------------------------------------------------------------------------------------------------------------------------------
Loans, net.........................................................................         9,613,315      9,309,605      9,003,532
Premises and equipment, net........................................................           183,381        184,831        186,239
Excess of cost over tangible and identified intangible
 assets acquired, net..............................................................            89,491         74,393         75,691
Other real estate owned............................................................            12,805          8,928          6,510
Accrued interest and other assets..................................................           282,984        281,572        321,090

------------------------------------------------------------------------------------------------------------------------------------
Total..............................................................................      $ 12,489,020   $ 11,727,637   $ 11,475,528

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity:

Deposits...........................................................................      $  8,048,183   $  8,143,017   $  8,043,850
FHLB short-term borrowings.........................................................            50,000        425,000        475,000
Other short-term borrowings........................................................         1,563,943      1,463,328      1,475,526
Subordinated debt..................................................................           274,047        111,900        111,929
Trust preferred securities.........................................................            70,000         70,000         70,000
FHLB long-term debt................................................................         1,196,603        547,022        347,136
Other long-term debt...............................................................            88,062        102,325        134,475
Other liabilities..................................................................           358,897        108,193         94,036

------------------------------------------------------------------------------------------------------------------------------------
Total liabilities..................................................................        11,649,735     10,970,785     10,751,952

Shareholders' equity:
 Common Stock, $2.50 par value; 200,000,000 shares authorized 113,147,165,
   113,081,198 and 113,083,937 shares issued at
   September 30, 2001, December 31, 2000 and September 30, 2000, respectively......           282,868        282,703        282,710
Treasury shares (2,423,512, 2,773,782 and 2,788,420 at September 30, 2001,
December 31, 2000 and September 30, 2000, respectively)............................           (25,506)       (26,467)       (26,607)
 Additional paid in capital........................................................           122,093        118,600        118,650
 Retained earnings.................................................................           439,308        390,442        374,361
 Unearned compensation.............................................................            (3,661)        (2,541)        (2,942)
 Accumulated other comprehensive income (loss), net of taxes                                   24,183         (5,885)       (22,596)

------------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity.........................................................           839,285        756,852        723,576

------------------------------------------------------------------------------------------------------------------------------------
Total..............................................................................      $ 12,489,020   $ 11,727,637   $ 11,475,528
------------------------------------------------------------------------------------------------------------------------------------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
AVERAGE VOLUME AND RATES
(Unaudited)
(Dollars in thousands)

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                  Three Months Ended

------------------------------------------------------------------------------------------------------------------------------------

                                                                                September 30,                           June 30,
                                                                                   2001                                   2001

----------------------------------------------------------------------------------------------------------------------------------
                                                                      Average                             Average
                                                                       Volume   Interest    Rate           Volume        Interest

----------------------------------------------------------------------------------------------------------------------------------
Assets
  Loans, net..................................................    $  9,765,986   $187,921   7.64%         $10,121,974   $ 203,111
  Mortgage loans held for sale................................          22,733        357   6.28%              22,788         382
  Investment securities and securities available for sale
   and other interest-earning assets..........................       1,805,698     28,055   6.21%           1,509,902      24,557

-----------------------------------------------------------------------------------------           -----------------------------
  Total interest-earning assets(1)............................      11,594,417   $216,333   7.42%          11,654,664   $ 228,050

-----------------------------------------------------------------------------------------           -----------------------------
  Nonearning assets...........................................         640,208                                649,082

------------------------------------------------------------------------------                      -----------------
    Total assets..............................................    $ 12,234,625                            $12,303,746

---------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity:
  Interest-bearing deposits...................................    $  6,947,488   $ 75,647   4.32%         $ 7,124,565   $  85,203
  Short-term borrowings.......................................       1,472,966     12,987   3.50%           1,704,153      19,223
  Long-term debt..............................................       1,663,935     24,861   5.93%           1,404,817      20,988

-----------------------------------------------------------------------------------------           -----------------------------
  Total interest-bearing liabilities...........................     10,084,389   $113,495   4.47%          10,233,535   $ 125,414

-----------------------------------------------------------------------------------------           -----------------------------
  Noninterest-bearing demand deposits..........................      1,227,566                              1,181,195
  Other liabilities............................................        104,043                                 97,734

                                                              ----------------                      -----------------
  Total liabilities............................................     11,415,998                             11,512,464
  Shareholders' equity.........................................        818,627                                791,282

------------------------------------------------------------------------------                      -----------------
Total liabilities and shareholders' equity.....................   $ 12,234,625                            $12,303,746

---------------------------------------------------------------------------------------------------------------------------------
Rate differential..............................................                             2.95%

Net yield on interest-earning assets..........................                   $102,838   3.53%                       $ 102,636

---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

                                                                                            September 30,
                                                                                                2000

--------------------------------------------------------------------------------------------------------------------------------
                                                                                        Average
                                                                        Rate             Volume      Interest    Rate

--------------------------------------------------------------------------------------------------------------------------------
Assets
  Loans, net..................................................           8.05%       $ 8,953,208     $ 202,640   9.01%
  Mortgage loans held for sale................................           6.69%             7,820           169   8.64%
  Investment securities and securities available for sale
   and other interest-earning assets..........................           6.51%         1,674,933        28,591   6.80%

--------------------------------------------------------------                       -------------------------
  Total interest-earning assets(1)............................           7.84%        10,635,961     $ 231,400   8.67%

--------------------------------------------------------------                       -------------------------
  Nonearning assets...........................................                           812,206

--------------------------------------------------------------                       -----------
    Total assets..............................................                       $11,448,167

--------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity:
  Interest-bearing deposits...................................           4.80%       $ 6,866,967     $  92,718   5.37%
  Short-term borrowings.......................................           4.52%         1,626,957        26,870   6.57%
  Long-term debt..............................................           6.00%           895,477        14,630   6.50%

--------------------------------------------------------------                       --------------------------------
  Total interest-bearing liabilities..........................           4.92%         9,389,401     $ 134,218   5.69%

--------------------------------------------------------------                       --------------------------------
  Noninterest-bearing demand deposits.........................                         1,250,118
  Other liabilities...........................................                            95,156
                                                                                     -----------
  Total liabilities...........................................                        10,734,675
  Shareholders' equity........................................                           713,492

--------------------------------------------------------------                       -----------
Total liabilities and shareholders' equity.....................                      $11,448,167

---------------------------------------------------------------------------------------------------------------------
Rate differential..............................................          2.92%                                   2.98%

Net yield on interest-earning assets...........................          3.53%                       $  97,182   3.65%

---------------------------------------------------------------------------------------------------------------------


(1) Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis.

                                8-K Supplemental

Net Interest Margins
--------------------

Net interest margins remained constant at 3.53% for the third quarter compared to 3.53% for the second quarter of 2001. As reflected in the chart below the Company is asset sensitive in the first month then liability sensitive through one year. Therefore, reductions in the Fed Funds rate and associated short term rates have a negative impact initially with the benefits from rate reductions in later months as liabilities catch up and reprice to lower levels.

Schedule of rate sensitive assets and liabilities as of September 30, 2001:

                                            1 month      1 month
                                            and less    to 1 year     1 year+
                                            --------    ---------     -------
($ in 000's):

Rate Sensitive Assets                        $5,430      $2,077       $4,182

Rate Sensitive Liabilities
         Estimated*                               -       1,198        1,223
         Contractual                          2,387       3,340        1,916
                                             ------      ------       ------
         Total                               $2,387      $4,538       $3,139

Rate/Yields %

Rate Sensitive Assets                          6.25%       7.63%        7.59%

Rate Sensitive Liabilities
         Estimated*                               -        2.17%        1.51%
         Contractual                           3.89%       5.30%        5.51%
         Total                                 3.89%       4.47%        3.96%


*Estimated liability cashflows are for the interest-bearing demand and savings deposits.
These deposits may not reprice in these time buckets and may not reprice the full amount of any change in market rates.

Loan Growth
-----------

Loan growth for the quarter consisted of the following:

                                      $ Growth (millions)       Annualized %

Mortgage Warehouse Lending                  $ (10)                    (5)
Single-family real estate                    (133)                   (25)
Regional bank lending                         109                      6
                                            -----                  -----
         Total                              $ (34)                    (1)

Single-family real estate represents primarily adjustable rate loans held in the bank's portfolio. Demand for this type of loan has declined as more borrowers are looking for fixed rate loans, which are sold in the secondary market. Mortgage warehouse lending consists of a self-contained lending unit that funds mortgage loans held for sale in the secondary market by various independent mortgage companies. Loan growth has slowed in the regional banks as most borrowers are conservatively reducing their demand for credit due to the slowing of the economy.

Noninterest Expense
-------------------

As a result of slowing loan demand, the company took initiatives in the third quarter to reduce noninterst expenses. Accordingly, total noninterest expense excluding amortization of intangibles and approximately $437,000 in merger related expenses has decreased by $3.4 million or 5% as compared to the second quarter of 2001.

Acquisitions
------------

The previously announced acquisition of 13 branches from Union Planters was completed on October 11, 2001. This acquisition will be accounted for as a purchase with approximately $21 million in intangible assets to be recongnized in the transaction. The allocation of the intangibles between core deposits and goodwill is being evaluated.

The previously announced merger of Colonial and Manufacturers Bank of Florida is expected to occur prior to the end of October. This transaction is expected to be accounted for as a pooling of interests with prior periods restated to include results on a combined basis. This restatement is expected to dilute Colonial's previously reported earnings per share for the first three quarters of 2001 by $.01 to $.02 per share.

These transactions are not expected to have a material impact on the cash or operating earnings of Colonial BancGroup for the fourth quarter of 2001. However, the Company does expect to record merger related expenses of approximately $2.0 million after tax during the quarter.

Future Earnings Outlook
-----------------------

The net impact of lower rates, slower loan demand and maintenance of strong loan loss reserves currently result in earnings per share expectations to not differ materially from $1.10 for 2001 with cash earnings of approximately $1.15. This estimate excludes the dilution of approximately $.01 to $.02 as a result of the restatement for the pooling of Manufacturers Bank and also excludes anticipated merger related expenses as noted above.

As outlined previously, the Company's interest rate sensitivity position is expected to result in a negative impact to these earnings forecasts from any further Fed Funds rate reductions in the fourth quarter. This negative impact would be expected to be substantially offset with lower funding costs in 2002.

Based on current information the Company does not expect net charge-off or nonperforming asset ratios to increase materially over the remainder of the year.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE COLONIAL BANCGROUP, INC.
                                                 -------------------------------
                                                           (Registrant)





Date:  October 16, 2001                               /s/ W. Flake Oakley, IV
                                                      --------------------------

                                                 BY:  W. Flake Oakley
                                                 ITS: Chief Financial Officer